Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 193 to the Registration Statement of Ultimus Managers Trust (Form N-1A No. 333-180308) of our report dated December 29, 2020, on the financial statements and financial highlights of Westwood Quality Value Fund (formerly, Westwood LargeCap Value Fund), Westwood Total Return Fund, Westwood Quality SMidCap Fund (formerly, Westwood SMidCap Fund), Westwood Quality SmallCap Fund (formerly, Westwood SmallCap Fund), Westwood Income Opportunity Fund, Westwood High Income Fund, and Westwood Alternative Income Fund (seven of the series constituting The Advisors’ Inner Circle Fund (the “Funds”)) included in the Annual Report to shareholders for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 23, 2021